Exhibit 5.1

October 18, 2018

Actinium Pharmaceuticals, Inc.

275 Madison Avenue, 7th Floor

New York, New York 10016

Ladies and Gentlemen:

You have requested our opinion, as special counsel to Actinium Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with respect to certain matters in connection with the issuance and sale by the Company of (i) up to $32,500,000 of shares of the Company’s common stock, and (ii) 852,537 shares of the Company’s common stock issued as Commitment Shares (as defined in the Prospectus Supplement, as defined below) (collectively, the “Shares”) covered by the Registration Statement, as defined below. We understand that the Shares are to be offered and sold in the manner described in the Prospectus Supplement, as defined below, pursuant to a Purchase Agreement between the Company and Lincoln Park Capital Fund, LLC (the “Purchase Agreement”). The offering is being made pursuant to the Registration Statement on Form S-3 (No. 333-216748) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”), the prospectus included within the Registration Statement dated October 24, 2017 (the “Base Prospectus”), and the prospectus supplement dated October 18, 2018, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (the “Initial Prospectus Supplement”). The Base Prospectus and Initial Prospectus Supplement are collectively referred to as the “Prospectus.” The Securities are to be distributed or sold, as applicable, by the Company as described in the Registration Statement and the Prospectus.

We refer to our opinion letter dated October 3, 2017 and included as Exhibit 5.1 to the Registration Statement. We are delivering this supplemental opinion letter in connection with the Initial Prospectus Supplement.

We have examined and relied upon the Registration Statement and the Prospectus, the Company’s Certificate of Incorporation and By-laws, as currently in effect, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as we have deemed relevant in connection with this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, and the accuracy, completeness and authenticity of certificates of public officials.

We are licensed to practice in the State of New York. This opinion letter is limited to New York law, the Delaware General Corporation Law and applicable federal law of the United States. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities or to the sale or issuance thereof.

October 18, 2018

On the basis of the foregoing, and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that, on the date of this letter the Shares have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and non-assessable.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; and (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to a Current Report on Form 8-K to be filed with the Commission for incorporation by reference into the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ The Matt Law Firm, PLLC